Rule 424(b)(3)
                                                                No. 333-15411

                      CNL AMERICAN PROPERTIES FUND, INC.

      This Supplement is part of, and should be read in conjunction with, the Prospectus dated January 31, 1997. This Supplement replaces the Supplement dated February 7, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

      Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of February 13, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after February 13, 1997, will be reported in a subsequent Supplement.

                                 THE OFFERING

      Following the completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares. As of February 13, 1997, the Company had received aggregate subscription proceeds of $3,561,617 (356,162 Shares) from 198 stockholders. Net proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $2,800,000. As of February 13, 1997, $160,273 of such amount had been incurred in Acquisition Fees to the Advisor and the balance was available for investment in Properties and Mortgage Loans.

      As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. As of February 13, 1997, the Company had invested or committed for investment approximately $109,900,000 of net proceeds from the Initial Offering in 109 Properties, in providing mortgage financing to the tenants of the 35 Properties consisting of land only through Mortgage Loans, and in paying acquisition fees to the Advisor totalling $6,776,629 and certain acquisition expenses, leaving approximately $24,100,000 in net offering proceeds from the Initial Offering available for investment in Properties and Mortgage Loans. The Company expects to use such amount and Net Offering Proceeds from this offering to invest in additional Properties and Mortgage Loans.

                                   BUSINESS

PROPERTY ACQUISITIONS

      Between January 25, 1997 and February 13, 1997, the Company acquired eight Properties consisting of land and building. The Properties are four Jack in the Box Properties (one in each of Humble and Houston, Texas; and Murrieta and Palmdale, California), two Burger King Properties (in Kent, Ohio; and Chattanooga, Tennessee), a Golden Corral Property (in Winchester, Kentucky) and a Denny's Property (in Tampa, Florida). For information regarding the 101 Properties acquired by the Company prior to January 25, 1997, see the Prospectus dated January 31, 1997.

      The Burger King Property in Kent, Ohio, was acquired from an Affiliate of the Company. The Affiliate had purchased and temporarily held title to the Property in order to facilitate the acquisition of the Property by the Company. The Property was acquired by the Company for a purchase price of $872,861, representing the cost of the Property to the Affiliate (including carrying costs) due to the fact that this amount was less than the Property's appraised value.


February 18, 1997                              Prospectus Dated April 26, 1996





      In connection with the purchase of these eight Properties, the Company, as lessor entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed or renovated, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

      The purchase price for the Burger King Property in Chattanooga, Tennessee, includes a development fee of $100,000 to an Affiliate of the Advisor for services provided in connection with the development of the Property. The Company considers development fees, to the extent that they are paid to Affiliates, to be Acquisition Fees. Such development fees must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, subject to a determination that such transactions are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See the sections of the Prospectus entitled "Management Compensation" and Business - Site Selection and Acquisition of Properties."

      As of February 13, 1997, the Company had initial commitments to acquire seven properties, consisting of land and building. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all seven of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business - Description of Property Leases," except as described below.

      Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.


                                     - 2 -



                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------       ------------------
Burger King             20 years; two five-year    11% of Total Cost (1)     for each lease year,    None
Ooltewah, TN            renewal options                                      (i) 8.5% of annual
Restaurant to be                                                             gross sales minus
constructed                                                                  (ii) the minimum
                                                                             annual rent for such
                                                                             lease year

Golden Corral           20 years; two five-year    11.25% of Total Cost      for each lease year,    at any time after
Hopkinsville, KY        renewal options            (1); increases by 12%     (i) 6% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Golden Corral           20 years; two five-year    11.25% of Total Cost      for each lease year,    at any time after
Somerset, KY            renewal options            (1); increases by 12%     (i) 6% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Fresno, CA              renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Houston, TX (#4)        renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Oxnard, CA              renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year


                                                    - 3 -




                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------       ------------------
Shoney's                20 years; two five-year    11% of Total Cost;        for each lease year,    at any time after
Phoenix, AZ             renewal options            increases by 10% after    (i) 6% of annual        the seventh lease
Restaurant to be                                   the fifth lease year      gross sales minus       year
constructed                                        and after every five      (ii) the minimum
                                                   years thereafter          annual rent for such
                                                   during the lease term     lease year
                                                   (1)


FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.


                                     - 4 -




      The following table sets forth the location of the eight Properties consisting of land and building, acquired by the Company, from January 25, 1997 through February 13, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.


                                     - 5 -


                                            PROPERTY ACQUISITIONS
                               From January 25, 1997 through February 13, 1997
                                                         Lease Expira-
Property Location and           Purchase       Date        tion and           Minimum                            Option
Competition                     Price (1)    Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          ---------     --------   ---------------   ---------------   ---------------   -----------
JACK IN THE BOX (7)          $952,485       01/31/97   01/2015; four     $97,630 (6);      for each lease    at any time
(the "Murrieta Property")    (excluding                five-year         increases by 8%   year, (i) 5% of   after the
Restaurant to be             closing                   renewal options   after the fifth   annual gross      seventh lease
constructed                  costs) (3)(6)                               lease year and    sales minus (ii)  year
                                                                         after every five  the minimum
The Murrieta Property is                                                 years thereafter  annual rent for
located within the                                                       during the lease  such lease year
southeast quadrant of                                                    term              (5)
Madison Avenue and Kalmia
Street, in Murrieta,
Riverside County,
California, in an area of
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Murrieta
Property include a KFC and
a McDonald's.

JACK IN THE BOX (7)          $296,034       02/03/97   02/2015; four     10.75% of Total   for each lease    None
(the "Humble Property")      (excluding                five-year         Cost (4);         year, (i) 5% of
Restaurant to be             closing and               renewal options   increases by 8%   annual gross
constructed                  development                                 after the fifth   sales minus (ii)
                             costs) (3)                                  lease year and    the minimum
The Humble Property is                                                   after every five  annual rent for
located on the north side                                                years thereafter  such lease year
of Beltway 8 east of Old                                                 during the lease  (5)
Humble Road, in Houston,                                                 term
Harris County, Texas, in an
area of mixed retail,
commercial, and residential
development.


                                                    - 6 -




                                                         Lease Expira-
Property Location and           Purchase       Date        tion and           Minimum                            Option
Competition                     Price (1)    Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          ---------     --------   ---------------   ---------------   ---------------   -----------
GOLDEN CORRAL                $302,363       02/03/97   02/2012; four     10.75% of Total   for each lease    during the
(the "Winchester Property")  (excluding                five-year         Cost (4)          year, 5% of the   first through
Restaurant to be             closing and               renewal options                     amount by which   seventh lease
constructed                  development                                                   annual gross      years and the
                             costs) (3)                                                    sales exceed      tenth through
The Winchester Property is                                                                 $2,161,048 (5)    fifteenth
located on the west side of                                                                                  lease years
the Winchester Bypass, in                                                                                    only
Winchester, Clark County,
Kentucky, in an area of
mixed, retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Winchester
Property include a Sonic
Drive-In, a Papa John's,
and several local
restaurants.

BURGER KING                  $872,861       02/03/97   02/2017; four     $89,688;          for each lease    during the
(the "Kent Property")        (excluding                five-year         increases by 5%   year, (i) 6% of   eighth,
Existing restaurant          closing                   renewal options   after the fifth   annual gross      ninth, tenth,
                             costs)                                      lease year and    sales minus (ii)  eleventh and
The Kent Property is                                                     by 10% after the  the minimum       twelfth lease
located on the east side of                                              tenth lease year  annual rent for   years only
South Water Street, in                                                   and after every   such lease year
Kent, Portage County, Ohio,                                              five years
in an area of mixed retail,                                              thereafter
commercial, and residential                                              during the lease
development.  Other fast-                                                term
food and family-style
restaurants located in
proximity to the Kent
Property include a Wendy's,
a Papa John's, two
McDonald's, a Dairy Queen,
and a local restaurant.


                                                    - 7 -




                                                         Lease Expira-
Property Location and           Purchase       Date        tion and           Minimum                            Option
Competition                     Price (1)    Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          ---------     --------   ---------------   ---------------   ---------------   -----------
BURGER KING                  $791,984       02/10/97   02/2017; two      11% of Total      for each lease    None
(the "Chattanooga            (excluding                five-year         Cost (4)          year, (i) 8.5%
Property")                   closing and               renewal options                     of annual gross
Restaurant to be renovated   development                                                   sales minus (ii)
                             costs) (3)                                                    the minimum
The Chattanooga Property is                                                                annual rent for
located on the southwest                                                                   such lease year
corner of Hamilton Place
Boulevard and Bams Drive,
in Chattanooga, Hamilton
County, Tennessee, in an
area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the
Chattanooga Property
include a Krystal's, an
Arby's, a Taco Bell, an
Olive Garden, a Wendy's, a
McDonald's, and several
local restaurants.

DENNY'S                      $1,038,037     02/11/97   02/2017; two      $110,291 (6);     for each lease    during the
(the "Tampa Property")       (excluding                five-year         increases by 11%  year, (i) 5% of   eighth,
Restaurant to be renovated   closing                   renewal options   after the fifth   annual gross      tenth, and
                             costs) (3)(6)                               lease year and    sales minus (ii)  twelfth lease
The Tampa Property is                                                    after every five  the minimum       years only
located at the southeast                                                 years thereafter  annual rent for
quadrant of the                                                          during the lease  such lease year
intersection of U.S.                                                     term
Highway 301 and Interstate
4, in Tampa, Hillsborough
County, Florida, in an area
of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Tampa
Property include a Waffle
House and a Subway Sandwich
Shop.


                                                    - 8 -




                                                         Lease Expira-
Property Location and           Purchase       Date        tion and           Minimum                            Option
Competition                     Price (1)    Acquired   Renewal Options   Annual Rent (2)   Percentage Rent   To Purchase
---------------------          ---------     --------   ---------------   ---------------   ---------------   -----------
JACK IN THE BOX (7)          $1,125,244     02/11/97   02/2015; four     $115,337 (6);     for each lease    at any time
(the "Palmdale Property")    (excluding                five-year         increases by 8%   year, (i) 5% of   after the
Restaurant to be             closing                   renewal options   after the fifth   annual gross      seventh lease
constructed                  costs) (3)(6)                               lease year and    sales minus (ii)  year
                                                                         after every five  the minimum
The Palmdale Property is                                                 years thereafter  annual rent for
located at the southeast                                                 during the lease  such lease year
corner of Avenue P and                                                   term              (5)
Antelope Valley Freeway 14,
in Palmdale, Los Angeles
County, California, in an
area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Palmdale
Property include a
McDonald's, a Taco Bell, an
Applebee's, a Boston
Market, a Chili's, and
several local restaurants.

JACK IN THE BOX (7)          $861,735       02/11/97   02/2015; four     $88,328 (6);      for each lease    at any time
(the "Houston #3 Property")  (excluding                five-year         increases by 8%   year, (i) 5% of   after the
Restaurant to be             closing                   renewal options   after the fifth   annual gross      seventh lease
constructed                  costs) (3)(6)                               lease year and    sales minus (ii)  year
                                                                         after every five  the minimum
The Houston #3 Property is                                               years thereafter  annual rent for
located on the northwest                                                 during the lease  such lease year
corner of Airport Boulevard                                              term              (5)
and Ruthby Street, in
Houston, Harris County,
Texas, in an area of mixed
retail, commercial, and
residential development.


                                                    - 9 -

FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

      Property                Federal Tax Basis
      --------                -----------------

      Murrieta Property        $617,000
      Humble Property           627,000
      Winchester Property       910,000
      Kent Property             686,000
      Chattanooga Property      473,000
      Tampa Property            695,000
      Palmdale Property         559,000
      Houston #3 Property       543,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Humble Property, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease or (ii) the date the restaurant opens for business to the public. For the Winchester Property, minimum annual rent will become due and payable on the earlier of (i) the date the certificate of occupancy for the restaurant is issued, (ii) the date the restaurant opens for business to the public or (iii) 180 days after execution of the lease. For the Chattanooga Property, minimum annual rent will become due and payable on the possession date, which is June 24, 1997 (the "Possession Date"). During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Humble Property, as described above, the tenant shall pay monthly "interim rent" equal to 10.75% per annum of the amount funded by the Company in connection with the purchase and construction of the Property. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Winchester Property, as described above, "interim rent" equal to ten percent per annum of the amount funded by the Company in connection with the purchase and construction of the Property shall accrue and shall be payable in a single lump sum on the date minimum annual rent becomes payable for this Property.

(3) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:

                                                         Estimated Final
      Property                Estimated Maximum Cost     Completion Date
      --------                ----------------------     ---------------

      Murrieta Property            $  952,485            July 30, 1997
      Humble Property                 912,409            August 2, 1997
      Winchester Property           1,272,678            August 2, 1997
      Chattanooga Property          1,202,224            June 24, 1997
      Tampa Property                1,038,037            August 10, 1997
      Palmdale Property             1,125,244            August 10, 1997
      Houston #3 Property             861,735            August 10, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) The Company paid for all construction and renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) The lessee of the Murrieta, Humble, Palmdale and Houston #3 Properties is the same unaffiliated lessee.

BORROWING AND SECURED EQUIPMENT LEASE

      Between January 25, 1997 and February 13, 1997, the Company obtained three advances totalling $533,068 under its $15,000,000 Loan. The proceeds of these advances were used to acquire Equipment for three restaurant properties, two in Warner Robins, Georgia (the "Warner Robins #1 Secured Equipment Lease" and the "Warner Robins #2 Secured Equipment Lease") and one in El Cajon, California (the "El Cajon Secured Equipment Lease"), at a cost of $533,068, including Secured Equipment Lease Servicing Fees of $10,412 to the Advisor. The Warner Robins #1 Secured Equipment Lease and Warner Robins #2 Secured Equipment Lease are fully amortizing term loans repayable over five years.
The El Cajon Secured Equipment Lease is considered to be an interest only loan for the first two months and upon obtaining an additional advance prior to May 1997 will become a fully amortizing term loan repayable over six years. The advances bear interest at a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan).

      The following table sets forth a summary of the principal terms of the acquisition and lease of the Equipment.

                                           SECURED EQUIPMENT LEASE
                               From January 25, 1997 through February 13, 1997

                                 Purchase            Date            Lease         Annual          Option
Description                      Price (1)         Acquired        Expiration     Rent (2)      To Purchase
-----------                      ---------         --------        ----------     --------      -----------
EQUIPMENT FOR FAZOLI'S      $178,307               01/28/97         01/2002        $3,924           (5)
RESTAURANT IN WARNER        (excluding closing
ROBINS, GEORGIA             costs and Secured
(the "Warner Robins #1      Equipment Lease
Secured Equipment Lease")   Servicing Fee)

EQUIPMENT FOR POPEYE'S      $192,311               01/28/97         01/2002        $4,231           (5)
RESTAURANT IN WARNER        (excluding closing
ROBINS, GEORGIA             costs and Secured
(the "Warner Robins #2      Equipment Lease
Secured Equipment Lease")   Servicing Fee)

EQUIPMENT FOR GOLDEN        $150,000                  (3)             (4)            (4)            (5)
CORRAL RESTAURANT IN EL     (excluding closing
CAJON, CALIFORNIA           costs and Secured
(the "El Cajon Secured      Equipment Lease
Equipment Lease")           Servicing Fee)


FOOTNOTES:

(1) The Secured Equipment Lease is expected to be treated as a loan secured by personal property for federal income tax purposes.

(2) Rental payments due under the Secured Equipment Lease are payable monthly, commencing on the effective date of the lease.

(3) On February 10, 1997, the Company obtained an advance of $153,658 for partial funding of the Equipment for a restaurant property in El Cajon, California. The Company anticipates obtaining another advance of $323,376 to fund the balance of the acquisition price of the Equipment within three months of obtaining the initial advance of $153,658 described above.

(4) The temporary Secured Equipment Lease entered into on February 10, 1997, has a term of three months and requires the payment of monthly rent of $1,320. Upon funding the balance of the Equipment purchase price, which is expected to occur in the third month following the initial Equipment funding, the Company will enter into a final Secured Equipment Lease. The final Secured Equipment Lease is expected to have a term of approximately six years and provide for the payment of rent (payable monthly) in an amount equal to the total purchase price of the Equipment plus interest at a rate of approximately 10.50% per annum.

(5) Lessee may purchase the Equipment prior to the expiration of Secured Equipment Lease, at the then present value of the remaining rental payments, discounted at a rate of 10% per annum.

    PRO FORMA ESTIMATE OF TAXABLE INCOME BEFORE DIVIDENDS PAID DEDUCTION OF
                      CNL AMERICAN PROPERTIES FUND, INC.
  GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM JANUARY 25, 1997
                           THROUGH FEBRUARY 13, 1997
                       FOR A 12-MONTH PERIOD (UNAUDITED)


      The following schedule represents pro forma unaudited estimates of taxable income before dividends paid deduction of each Property acquired by the Company from January 25, 1997 through February 13, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

      These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.


                                Jack in the Box       Jack in the Box      Golden Corral      Burger King
                               Murrieta, CA (5)(6)   Humble, TX (5)(6)   Winchester, KY (5)    Kent, OH
                               -------------------   -----------------   ------------------   -----------
Pro Forma Estimate of
  Taxable Income Before
  Dividends Paid
  Deduction:

Base Rent (1)                            $ 97,630            $ 94,696             $126,063      $ 89,688

Asset Management Fees (2)                  (5,709)             (5,294)              (6,904)       (5,237)

General and Administrative
  Expenses (3)                             (6,053)             (5,871)              (7,816)       (5,561)
                                         --------            --------             --------      --------

Estimated Cash Available
  from Operations                          85,868              83,531              111,343        78,890

Depreciation and
  Amortization Expense (4)                (15,822)            (16,083)             (23,332)      (17,602)
                                         --------            --------             --------      --------

Pro Forma Estimate of
  Taxable Income Before
  Dividends Paid Deduction
  of the Company                         $ 70,046            $ 67,448             $ 88,011      $ 61,288
                                         ========            ========             ========      ========

                                                See Footnotes


                             Burger King          Denny's        Jack in the Box        Jack in the Box
                         Chattanooga, TN (5)   Tampa, FL (5)   Palmdale, CA (5)(6)   Houston #3, TX (5)(6)
                         -------------------   -------------   -------------------   ---------------------
Pro Forma Estimate of
  Taxable Income Before
  Dividends Paid
  Deduction:

Base Rent (1)                      $127,158        $110,291              $115,338                $ 88,328

Asset Management Fees (2)            (6,662)         (6,203)               (6,745)                 (5,164)

General and Administrative
  Expenses (3)                       (7,884)         (6,838)               (7,151)                 (5,476)
                                   --------        --------              --------                --------

Estimated Cash Available
  from Operations                   112,612          97,250               101,442                  77,688

Depreciation and
  Amortization Expense (4)          (12,122)        (17,818)              (14,329)                (13,923)
                                   --------        --------              --------                --------

Pro Forma Estimate of
  Taxable Income Before
  Dividends Paid Deduction
  of the Company                   $100,490        $ 79,432              $ 87,113                $ 63,765
                                   ========        ========              ========                ========

                                                See Footnotes

                                        Total
                                      ---------

Pro Forma Estimate of
  Taxable Income Before
  Dividends Paid
  Deduction:

Base Rent (1)                         $ 849,192

Asset Management Fees (2)               (47,918)

General and Administrative
  Expenses (3)                          (52,650)
                                      ---------

Estimated Cash Available
  from Operations                       748,624

Depreciation and
  Amortization Expense (4)             (131,031)
                                      ---------

Pro Forma Estimate of
  Taxable Income Before
  Dividends Paid Deduction
  of the Company                       $ 617,593
                                       =========


FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of the Properties has been depreciated on the straight-line method over 39 years.

(5) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below:

                                    Estimated Final
      Property                      Completion Date
      --------                      ---------------

      Murrieta Property             July 30, 1997
      Humble Property               August 2, 1997
      Winchester Property           August 2, 1997
      Chattanooga Property          June 24, 1997
      Tampa Property                August 10, 1997
      Palmdale Property             August 10, 1997
      Houston #3 Property           August 10, 1997

(6) The lessee of the Murrieta, Humble, Palmdale and Houston #1 Properties is the same unaffiliated lessee.